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Exhibit 3.1

Company No:
200601091C

THE COMPANIES ACT (CAP 50)

REPUBLIC OF SINGAPORE

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

VERIGY PTE. LTD.

Incorporated on the 23rd day of January 2006

ACCOUNTING AND CORPORATE REGULATORY AUTHORITY
(ACRA)
[LOGO]

Company No: 200601091C

CERTIFICATE CONFIRMING INCORPORATION OF COMPANY

This is to confirm that VERIGY PTE. LTD. is incorporated under the Companies Act (Cap 50), on and from 23/01/2006 and that the company is a PRIVATE COMPANY LIMITED BY SHARES.

GIVEN UNDER MY HAND AND SEAL ON 24/01/2006.

/s/ CHUA SIEW YEN

CHUA SIEW YEN
ASSISTANT REGISTRAR
ACCOUNTING AND CORPORATE REGULATORY AUTHORITY (ACRA)
SINGAPORE

[SEAL]

THE COMPANIES ACT, CAP. 50

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

VERIGY PTE. LTD.

(Incorporated in the Republic of Singapore)

1.
The name of the Company is VERIGY PTE. LTD.

2.
The registered office of the Company will be situated in the Republic of Singapore.

3.
The Company has full capacity, rights, powers and privileges to carry on or undertake any business or activity or enter into any transaction.

4.
The liability of the members is limited.

5.
The share capital of the Company is US$100,000.00 divided into 100,000 shares of US$1.00 each. The shares in the original or any increased capital may be divided into several classes, and there may be attached thereto respectively any preferential, deferred or other special rights, privileges, conditions or restrictions as to dividend, capital, voting or otherwise.

We/I, the undersigned whose name(s), address(es) and description(s) are hereunto subscribed, are desirous of being formed into a company in pursuance of this Memorandum of Association, and we/I respectively agree to take the number of shares in the capital of the company set opposite to our/my respective name(s).

Name(s), Address(es) and Description of Subscriber(s)	Number of Share(s) taken by each Subscriber(s)
PETER MOE 10H Braddell Hill #22-30 Braddell View Singapore 579727 Lawyer	One (1)

Total number of share(s) taken	One (1)

Dated this 23rd day of January 2006

Witness to the above signatures:-

/s/ ANTHONY ANNE CATHARINE
ANTHONY ANNE CATHARINE Practising Chartered Secretary c/o 1 Temasek Avenue #27-01 Millenia Tower Singapore 039192

THE COMPANIES ACT, CAP. 50

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

VERIGY PTE. LTD.

(Incorporated in the Republic of Singapore)

TABLE "A" EXCLUDED

1.
The regulations in Table "A" in the Fourth Schedule to the Companies Act, Cap. 50, shall not apply to the Company, except so far as the same are repeated or contained in these Articles.

INTERPRETATION

2.
In these Articles, unless the subject or context otherwise requires, the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof:-

the Company	:	VERIGY PTE. LTD.
the Act	:	The Companies Act, Cap. 50
these Articles	:	These Articles of Association as originally framed or as altered from time to time by special resolutions.
the Directors	:	The directors for the time being of the Company, the sole Director or as the case may be, the Directors assembled as a board or a committee of the board.
the Office	:	The registered office for the time being of the Company.
the Seal	:	The Common Seal of the Company.
the Secretary	:	Any person appointed to perform the duties of a secretary of the Company.

  Any provision of these Articles that refers (in whatever words) to:

  (a)
  the Directors;

  (b)
  the Board of Directors;

  (c)
  a majority of the Directors; or

  (d)
  a specified number of percentage of the Directors of the Company shall, unless the context otherwise requires, apply with necessary modifications in case the Company has only one Director.

  Any provision of these Articles that refers (in whatever words) to:

  (a)
  the Members;

  (b)
  a majority of Members; or

  (c)
  a specified number or percentage of Members of the Company shall, unless the context otherwise requires, apply with necessary modifications in case the Company has only one Member.

  Wherever any provision of these Articles (except a provision for the appointment of a proxy) requires that a communication as between the Company, its Directors or Members be effected in legible form or a permitted alternative form, the requirement may be satisfied by the communication being given in the form of an electronic record.

  Words importing the singular number only shall include the plural number, and vice versa.

  Words importing the masculine gender only shall include the feminine gender; and Words importing persons shall include corporations.

  Expressions referring to writing shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography and other modes of representing or reproducing words in a legible form.

  Words or expressions contained in these Articles shall be interpreted in accordance with the provisions of the Interpretation Act, Cap. 1, and of the Act as in force at the date which these Articles become binding on the Company.

PRIVATE COMPANY

3.
The Company is a private company and accordingly:

(a)
The right to transfer shares in the Company shall be restricted in the manner hereinafter appearing.

(b)
The number of members of the Company (counting joint holders of shares as one person and not counting any person in the employment of the Company or of its subsidiary or any person who while previously in the employment of the Company or of its subsidiary was and thereafter has continued to be a member of the Company) shall be limited to fifty.

SHARE CAPITAL AND VARIATION OF RIGHTS

4.
Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares but subject to the Act, shares in the Company may be issued by the Directors and any such share may be issued with such preferred, deferred, or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise, as the Directors, subject to any ordinary resolution of the Company, determine.

5.
Subject to the Act, any preference shares may, with the sanction of an ordinary resolution, be issued on the terms that they are, or at the option of the Company are liable, to be redeemed.

6.
If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied by a special resolution passed by written means by the holders of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class. To every such separate general meeting the provisions of these Articles relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll. To every such special resolution the provisions of Section 184 of the Act shall with such adaptations as are necessary apply.

7.
The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the shares of the class, be deemed to be varied by the creation or issue of further shares ranking equally therewith.

8.
The Company may exercise the powers of paying commissions conferred by the Act, provided that the rate per cent or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the Act and the commission shall not exceed the rate of 10 per cent of the price at which the shares in respect whereof the same is paid are issued or an amount equal to 10 per cent of that price (as the case may be). Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

9.
Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any share or unit of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

10.
Every person whose name is entered as a member in the register of members shall be entitled without payment to receive a certificate under the Seal of the Company in accordance with the Act but in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

11.
If a share certificate is defaced, lost or destroyed, it may be renewed on payment of such fee, if any, not exceeding $2, and on such terms, if any, as to evidence and indemnity, as the Directors think fit.

12.
The Company shall have a first and paramount lien on every share (not being a fully paid share) for all money (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first and paramount lien on all shares (other than fully paid shares) registered in the name of a single person for all money presently payable by him or his estate to the Company; but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The company's lien, if any, on a share shall extend to all dividends payable thereon.

13.
The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or bankruptcy.

14.
To give effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

15.
The net proceeds of any such sale shall be applied in or towards satisfaction of the amount due to the Company, or of the liability or engagement, as the case may be, and the balance (if any) shall be paid to the member or the person (if any) entitled by transmission to the shares so sold.

CALL ON SHARES

16.
The Directors may from time to time make calls upon the members in respect of any money unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, provided that no call shall exceed one-fourth of the nominal value of the share or be payable at less than one month from the date fixed for the payment of the last preceding call, and each member shall (subject to receiving at least fourteen days' notice specifying the time or times and place of payment) pay to the company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine.

17.
A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

18.
The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

19.
If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding 8 per cent per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

20.
Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the shares or by way of premium, shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture, or otherwise shall apply as if the sum had become payable by virtue of a call duly made and notified.

21.
The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

22.
The Directors may, if they think fit, receive from any member willing to advance the same all or any part of the money uncalled and unpaid upon any shares held by him, and upon all or any part of the money so advanced may (until the same would, but for the advance, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) 8 per cent per annum as may be agreed upon between the Directors and the member paying the sum in advance.

TRANSFER AND TRANSMISSION OF SHARES

23.	(a)	All transfers of shares may be effected by transfer in writing in any usual or common form or in any other form acceptable to the Directors and may be under hand only.
	(b)	The instrument of transfer shall be signed by or on behalf of both the transferor and the transferee.
	(c)	The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register in respect thereof.
24.	(a)
The Directors may, in their absolute discretion, refuse to register any transfer of any share. If the Directors shall refuse to register a transfer of any share they shall, within one month from the date on which the application for transfer was made, send to the transferee a notice in writing stating the facts which are considered to justify refusal and send to both the transferor and transferee a notice of refusal as required by the Act. The Directors shall refuse to register any transfer of shares if registration thereof would cause the number of Members of the Company to exceed the number permitted under these Articles. The Directors shall not register a transfer to a person who is known to them to be an infant or a person of unsound mind but the Directors shall not be bound to enquire into the age or soundness of mind of any transferee.
(b)
Except in the case of a transfer of shares expressly authorised by paragraph (c) hereof (hereinafter called a "permitted transfer") the right to transfer shares in the Company shall be subject to the following restrictions:

(i)	Before transferring any shares of any class the person proposing to transfer the same (hereinafter called "the Offeror") shall give notice in writing (hereinafter called a "Transfer Notice") by prepaid registered mail sent on the same date to all the other existing Members of the Company at their registered addresses of the number of shares he proposes to transfer inviting each of them to state in writing within twenty eight days from the posting of the Transfer Notice the maximum number of the shares to be transferred which he wishes to purchase. At the expiration of the said twenty eight days the Offeror and such of the other Members as shall have notified their interest in purchasing as aforesaid (hereinafter called "the Interested Offerees") or, if there shall be no Interested Offerees, the Offeror and the Directors, shall join in requesting the auditors of the Company to determine the Prescribed Price. For one month after the determination of the Prescribed Price ("the Option Period") the Interested Offerees shall have the option exercisable by notice in writing to the Offeror to purchase the shares specified in the Transfer Notice at the Prescribed Price, and in the case of competition in proportion (as nearly as may be) to their existing holdings of shares. In the event of the exercise of such option, the Offeror shall be bound, upon payment of the Prescribed Price, to transfer the shares to the Interested Offeree or Offerees accepting the same. Provided always that if the Transfer Notice shall state that the Offeror is not willing to transfer part only of the shares concerned he shall not be bound hereunder to transfer any of such shares unless the whole of such shares have been accepted by the Interested Offerees. The purchase shall be completed within twenty eight days of such acceptance at a place in Singapore to be appointed by the Offeror. A Transfer Notice once given shall not be revocable except with the written consent of the holders of the majority of the shares to whom the Transfer Notice shall have been given.
(ii)
If the whole of the shares comprised in the Transfer Notice shall not have been accepted pursuant to paragraph (b)(i) of this Article within the Option Period (or if there shall be no Interested Offerees), the Offeror may at any time within two months after the end of the Option Period (or, if there shall be no Interested Offerees, within two months after the determination of the Prescribed Price), subject only to the provisions of paragraph (a) of this Article, transfer the shares which have not been so accepted to any person on a bona fide sale at any price not being less than the Prescribed Price (after deducting, where appropriate, any net dividend or other distribution declared or made at the date of the Transfer Notice and to be retained by the Offeror). Provided that:
(A)
if the Transfer Notice shall state that the Offeror is not willing to transfer part only of the shares concerned he shall not be entitled hereunder to transfer any of such shares unless in aggregate the whole of such shares are so transferred; and

	(B)	any Member may require to be reasonably satisfied that such shares are being transferred in pursuance of a bona fide sale for the consideration stated in the transfer without any deduction, rebate or allowance whatsoever to the purchaser and if not so satisfied the Directors shall refuse to register the instrument of transfer.
(iii)
In the event of the liquidation (otherwise than for the purpose of reconstruction or amalgamation) bankruptcy or death of any Member then the liquidator, trustee in bankruptcy or personal representatives of the Member (as the case may be) shall be bound either to transfer forthwith the shares held by such Member as sole shareholder to another existing Member or to give forthwith to all of the other Members a Transfer Notice in respect of all the shares held by such Member as sole shareholder, and if within ninety days of the winding up, bankruptcy or death of such Member no such transfer is presented for registration or no such Transfer Notice is given, the liquidator, trustee in bankruptcy or personal representative as the case may be shall be deemed to have given such Transfer Notice at the expiration of such period and the provisions of this Article shall take effect accordingly.
(iv)
If in any case the Offeror after having become bound to transfer any shares as aforesaid shall fail or refuse to do so, the Secretary or any other person appointed by the Directors shall be deemed to have been appointed attorney of the Offeror with full power to execute, complete and deliver, in the name and on behalf of the Offeror transfers of the shares to the purchaser thereof against payment of the Prescribed Price to the Company. The receipt of the Company for the Prescribed Price shall be a good discharge to the purchaser (who shall not be bound to see to the application thereof) and after the purchaser has been registered in purported exercise of the aforesaid powers the validity of the proceedings shall not be questioned by any person. On execution and delivery of the transfer the purchaser shall be entitled to insist upon his name being entered in the Register as holder by transfer.
(v)
The "Prescribed Price" shall be such sum per share as may be determined by the auditors of the Company to be the fair value as at the date the Transfer Notice was given or deemed to have been given of the shares specified in the Transfer Notice as between a willing seller and a willing buyer acting at arm's length. In making such determination the auditors of the Company shall be deemed to be acting as experts and not as arbitrators (so that the provisions of the Arbitration Act and any modification or re-enactment thereof shall not apply). The cost of the determination of the Prescribed Price shall be borne as to one half by the Offeror and as to one half by the Interested Offerees in proportion to their existing shareholdings (or, if there shall be no Interested Offerees, by the Offeror.)

(c)	The restrictions contained in paragraph (b) of this Article shall not apply to any transfer:
(i)
by any Member being a corporation of any shares to another corporation resulting from a reconstruction or amalgamation of such Member or to any subsidiary or holding company of such Member or to another subsidiary of such holding company;
	(ii)	by any Member to another Member; or
	(iii)	to which the consent of all the Members for the time being is given by written means.
(d)	(i)
For the purpose of ensuring that a transfer of shares is a permitted transfer or that no circumstances have arisen whereby a Transfer Notice is required to be given or to be deemed to have been given hereunder the Directors may from time to time require any Member or any person named as transferee in any transfer lodged for registration to furnish to the Company such reasonable information and evidence as the Directors may think fit regarding any matter which they may deem relevant to such purpose. Failing such information or evidence being furnished to the reasonable satisfaction of the Directors within a reasonable time after request, the Directors shall be entitled to refuse to register the transfer in question or (in case no transfer is in question) to require by notice in writing that a Transfer Notice be given in respect of the shares concerned. If such information or evidence discloses that a Transfer Notice ought to have been given in respect of any shares the Directors may by notice in writing require that a Transfer Notice be given in respect of the shares concerned.
(ii)
In any case where the Directors have duly required a Transfer Notice to be given in respect of any shares and such Transfer Notice is not duly given within a period of one month, or such longer period as the Directors may allow for the purpose, such Transfer Notice shall (except and to the extent that a permitted transfer of any of such shares shall have been lodged) be deemed to have been given on such date after the expiration of the said period as the Directors may by resolution determine and the provisions of the Articles relating to Transfer Notices shall take effect accordingly.
25.
Every instrument of transfer shall be left at the Office for registration accompanied by the certificate of the shares to be transferred and such other evidence as the Directors may require to prove the title of the transferor or his right to transfer the shares. All instruments of transfer which are registered may be retained by the Company but any instrument of transfer which the Directors may decline to register shall (except in the case of fraud) be returned to the person depositing the same together with the share certificate and notice of refusal within one month after the date on which the transfer was lodged with the Company.

26.
The Register may be closed during such time or times as the Directors may from time to time think fit (not exceeding a total of thirty days in any year).

27.
The legal personal representatives of a deceased sole holder of a share shall be the only persons recognized by the Company as having any title to the share. In the case of a share registered in the names of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only persons recognized by the Company as having any title to the share.

28.
Any person to whom the right to any share has been transmitted by operation of law upon producing such evidence of such transmission as the Directors think sufficient may with the consent of the Directors be registered as a Member in respect of such shares or may subject to the provisions of these Articles transfer such shares. The merger of any two or more corporations under the laws of one or more foreign countries or states shall constitute a transmission by operation of law for the purposes of this Article.

FORFEITURE OF SHARES

29.
If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

30.
The notice shall name a further day (not earlier than the expiration of fourteen days from date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

31.
If the requirements of any notice are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

32.
A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

33.
A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all money which, at the date of forfeiture, was payable by him to the Company in respect of the shares (together with interest at the rate of 8 per cent per annum thereon from the date of forfeiture) but his liability shall cease if and when the Company receives payment in full of all such money in respect of the shares.

34.
A Statutory Declaration in writing that the declarant is a Director or the Secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

35.
The Company may receive the consideration, if any, given for a forfeited share on any sale or disposition thereof and may execute a transfer of share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

36.
The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call made and notified.

CONVERSION OF SHARES INTO STOCK

37.
The Company may by ordinary resolution passed at a general meeting convert any paid-up shares into stock and convert any stock into paid-up shares of any denomination.

38.
The holders of stock may transfer the same or any part thereof in the same manner and subject to the same regulations as and subject to which the share from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances admit; but the Directors may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum, but the minimum shall not exceed the nominal amount of the shares from which the stock arose.

39.
The holders of stock shall according to the amount of the stock held by them have the same rights, privileges and advantages as regards dividends voting at meetings of the Company and other matters as if they held the shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by any such aliquot part of stock which would not if existing in shares have conferred that privilege or advantage.

40.
Such of the Articles of the Company as are applicable to paid-up shares shall apply to stock, and the words "share" and "shareholders" therein shall include "stock" and "stockholders".

ALTERATION OF CAPITAL

41.
The Company may from time to time by ordinary resolution:-

(a)
increase the share capital by such sum to be divided into shares of such amount as the resolution shall prescribe;

(b)
consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

  (c)
  subdivide its shares or any of them into shares of smaller amount than is fixed by the Memorandum; and in any such subdivision the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is divided;

  (d)
  cancel shares which at the date of the passing of the resolution in that behalf have not been taken or agreed to be taken by any person or which have been forfeited and diminish the amount of its share capital by the amount of the shares so cancelled.

42.
The new shares shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture, and otherwise as the shares in the original share capital.

43.
Subject to any direction to the contrary that may be given by the Company in a general meeting, all new shares shall, before issue, be offered to such persons as at the date of the offer are entitled to receive notices from the Company of general meetings in proportion, as nearly as the circumstances admit, to the amount of the existing shares to which they are entitled. The offer shall be made by notice specifying the number of shares offered, and limiting a time within which the offer, if not accepted, will be deemed to have been declined, and, after the expiration of that time, or on the receipt of an intimation from the person to whom the offer is made that he declines to accept the shares offered, the Directors may dispose of those shares in such manner as they think most beneficial to the Company. The Directors may likewise so dispose of any new shares which by reason of the ratio which the new shares bear to shares held by persons entitled to an offer of new shares cannot, in the opinion of the directors, be conveniently offered under this Article.

44.
The Company may by special resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with, and subject to, authorisation and consent required by law.

PURCHASE OF OWNSHARES

45.
Subject to the provisions of the Act, the Company may purchase or otherwise acquire its own shares upon such terms and subject to such conditions as the Company may deem fit.

GENERAL MEETINGS

46.
An annual general meeting of the Company shall be held in accordance with the provisions of the Act. All general meetings other than annual general meetings shall be called extraordinary general meetings.

47.
The Directors may, whenever they think fit, convene an extraordinary general meeting and extraordinary general meetings shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided by Section 176 of the Act. If at any time there are not within Singapore sufficient Directors capable of acting to form a quorum, any Director or any two members of the Company may convene an extraordinary general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

48.
Subject to the provisions of the Act relating to special resolutions and agreements for shorter notice, fourteen days' notice at the least (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which notice is given) specifying the place, day and hour of meeting and in the case of special business the general nature of that business shall be given to such persons as are entitled to receive such notices from the Company. The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any member shall not invalidate the proceedings at any meeting.

49.
All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of the declaration of a dividend, the consideration of the accounts, balance sheets, and the report of the Directors and auditors, the election of Directors in the place of those retiring (if any) and the appointment and fixing of the remuneration of the auditors.

PROCEEDINGS AT GENERAL MEETINGS

50.	(a)	No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Save as herein otherwise provided, a Member or Members entitled to vote being present in person or by proxy or representative and representing between them more than one-half in nominal value of the issued shares of the Company shall be a quorum for a general meeting. For the purposes of this Article "member" includes a person attending as a proxy or as representing a corporation which is a member.
	(b)	Members may participate in a meeting by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other and such participation shall constitute presence in person.
51.
If within half an hour from the time appointed for the meeting a quorum is not present, the meeting if convened upon the requisition of members shall be dissolved; but in any other case it shall stand adjourned to the same day in the next week at the same time and place, unless the same shall be a public holiday, when it shall be adjourned to the day following at the same time and place, and if at such adjourned meeting a quorum is not present, those members who are present shall be deemed a quorum, and may transact the business for which the meeting was called.

52.
The Chairman, if any, of the board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he is not present within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act, the members present shall elect one of their number to be Chairman of the meeting.

53.
The Chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

54.
At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:-

(a)
by the Chairman;

(b)
by at least two members present in person or by proxy;

(c)
by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d)
by a member or members holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

Unless a poll is so demanded a declaration by the Chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. Any demand for a poll may be withdrawn.

55.
If a poll is duly demanded it shall be taken in such manner and either at once or after an interval or adjournment or otherwise as the Chairman directs, and the result of the poll shall be the resolution of the meeting at which the poll was demanded, but a poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith.

56.
In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote.

57.
Subject to any rights or restrictions for the time being attached to any class or classes of shares, at meetings of members or classes of members, each member entitled to vote may vote in person or by proxy or by attorney and on a show of hands every person present who is a member or a representative of a member shall have one vote, and on a poll every member present in person or by proxy or by attorney or other duly authorised representative shall have one vote for each share he holds.

58.	(A)	Subject to the provisions of the Act, a resolution passed by written means by all Members for the time being entitled to receive notice of and attend and vote at general meetings (or being corporations, by a director thereof or by their duly authorised representatives) shall be as effective as if the same had been passed at a general meeting of the Company duly convened and held, and may consist of several documents in legible form or a permitted alternate form containing the text of the resolution, each indicating the Member's agreement to the resolution.

(B)	Subject to the provisions of the Act, all general meetings may be held by means of video conference or by other means of electronic communications and in such manner as may be agreed by the Company in general meeting. All the provisions in these Articles as to general meetings shall, mutatis mutandis, be applicable.
59.
In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members.

60.
A member who is of unsound mind or whose person or estate is liable to be dealt with in any way under the law relating to mental disorder may vote, whether on a show of hands or on a poll, by his committee or by such other person as properly has the management of his estate, and any such committee or other person may vote by proxy or attorney.

61.
No member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

62.
No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.

63.
The instrument appointing a proxy shall be in writing (in the common or usual form) under the hand of the appointer or of his corporation, either under the seal or under the hand of an officer or attorney duly authorised. A proxy may but need not be a member of the Company. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

64.
Where it is desired to afford members an opportunity of voting for or against a resolution the instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit or as otherwise approved by the Directors:

VERIGY PTE. LTD.

  I/We,                         of                         being a member/
  members of the above-named Company, hereby appoint
  of                        , or failing him,
  of                        , as my/our proxy to vote for me/us
  on my/our behalf at the (annual or extraordinary, as the case may be)
  general meeting of the company, to be held on the        day of 20    ,
  and at any adjournment thereof.

  Signed this        day of            20    .

                                            * in favour of
  This form is to be used ________________ the resolution.
                                              against

  * Strike out whichever is not desired. (Unless otherwise instructed, the proxy may vote as he thinks fit.)

65.
The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited at the Office of the Company, or at such other place within Singapore as is specified for that purpose in the notice convening the meeting, not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll, not less than twenty-four hours before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid.

66.
A vote given in accordance with the terms of an instrument of proxy or attorney shall be valid notwithstanding the previous death or unsoundness of mind of the principal or revocation of the instrument or of the authority under which the instrument was executed, or the transfer of the share in respect of which the instrument is given, if no intimation in writing of such death, unsoundness of mind, revocation, or transfer as aforesaid has been received by the Company at the Office before the commencement of the meeting or adjourned meeting at which the instrument is used.

67.
Any corporation which is a member of the Company may, by resolution of its directors or other governing body, authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company.

67A.
Notwithstanding the foregoing, where the Company has only one Member, the Company may pass a resolution by that Member recording the resolution and signing on the record.

DIRECTORS: APPOINTMENT, ETC.

68.
The number of the Directors shall not be less than the minimum required by the Act nor more than twelve.

69.
The Company may from time to time by ordinary resolution passed at a general meeting place any limit on or reduce the number of Directors, but the number of Directors shall never be less than the minimum required by the Act.

70.	(a)	The Member or Members together holding not less than three fourths in nominal value of the issued shares of the Company may at any time and from time to time by notice in writing signed by him or them delivered to the Office appoint any person to be a Director or remove or replace an existing Director. Any such notice may be signed on behalf of a corporate Member by a director thereof or by its duly authorised representative. Any such notice may consist of several documents in the like form, each signed by one or more persons
(b)
The Directors may appoint any person to be a Director as an additional Director or to fill a casual vacancy provided that any person so appointed shall hold office only until the next following annual general meeting, and shall then be eligible for re-election.
(c)
Any appointment of a Director pursuant to this Article shall be ineffective if such appointment would have the result that the number of Directors exceeds the number fixed in accordance with Article 68.
71.
Any Director who holds any executive office or who serves on any committee, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, commission or otherwise as the Directors may determine.

72.
The Company in a general meeting may appoint any person to be a Director for such term as may be resolved or may remove any existing Director and may by an ordinary resolution appoint another person in his stead.

73.
The remuneration of the Directors shall from time to time be determined by the Company in a general meeting. That remuneration shall be deemed to accrue from day to day. The Directors may also be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or in connection with the business of the Company.

74.
It shall not be necessary for a Director to hold any share qualification in the Company.

75.
The office of Director shall become vacant if the Director

(a)
ceases to be a Director by virtue of the Act;

(b)
becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)
becomes prohibited from being a Director by reason of any order made under the Act;

(d)
becomes disqualified from being a Director by virtue of Section 148, 149, 154 and 155 under the Act;

(e)
becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental disorder;

(f)
subject to Section 145 of the Act, resigns his office by notice in writing to the Company;

(g)
is for more than six months absent without permission of the Directors from meetings of the Directors held during the period;

(h)
without the consent of the Company in a general meeting holds any other office of profit under the Company except that of Managing Director or Manager.

POWERS AND DUTIES OF DIRECTORS

76.
The business of the Company shall be managed by the Directors who may pay all expenses incurred in promoting and registering the Company, and may exercise all such powers of the Company as are not, by the Act or by these Articles, required to be exercised by the Company in a general meeting, subject, nevertheless, to any of these Articles, to the provisions of the Act, and to such Articles, being not inconsistent with the aforesaid Articles or provisions, as may be prescribed by the Company in a general meeting. But no Article made by the Company in a general meeting shall invalidate any prior act of the Directors which would otherwise have been valid if that Article had not been made.

77.
The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof and to issue debentures and other securities whether outright or as security for any debt, liability, or obligation of the Company or of any third party.

78.
The Directors may exercise all the powers of the Company in relation to any official seal for use outside Singapore and in relation to branch registers.

79.
The Directors may from time to time by power of attorney appoint any corporation, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

80.
All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for money paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by any two Directors or in such other manner as the Directors from time to time determine.

81.
The Directors shall cause minutes to be made -

(a)
of all the appointments of officers;

(b)
of names of Directors present at all meetings of the Company and of the Directors; and

(c)
of all proceedings at all meetings of the Company and of the Directors.

  Such minutes shall be signed by the Chairman of the meeting at which the proceedings were held or by the Chairman of the next succeeding meeting.

PROCEEDINGS OF DIRECTORS

82.
The Directors may meet together for the despatch of business adjourn and otherwise regulate their meetings as they think fit. A Director may at any time and the Secretary shall on the requisition of a Director summon a meeting of the Directors.

83.
Subject to these Articles questions arising at any meeting of the Directors shall be decided by a majority of votes and a determination by a majority of the Directors present shall for all purposes be deemed a determination of the Directors. In case of an equality of votes the Chairman of the meeting shall have a second or casting vote.

84.	(a)	A Director may be a parry to or in any way interested in any contract or arrangement or transaction to which the Company is a party or in which the Company is in any way engaged or concerned or interested. A Director may hold and be remunerated in respect of any office or place of profit (other than the office of auditor of the Company or any subsidiary thereof) under the Company or any other company in which the Company is in any way interested and he (or any firm of which he is a member) may act in a professional capacity for the Company or any such other company and be remunerated thereof. On any matter in which a Director is in any way interested he may nevertheless vote and be taken into account for the purposes of a quorum and (save as otherwise agreed) may retain for his own absolute use and benefit all profits and advantages directly or indirectly accruing to him therefrom.
(b)
A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest in accordance with the provisions of the Act.
85.
Any Director may, with the approval of the Directors, appoint any person (whether a member of the Company or not) to be his alternate or substitute Director and to act in his place during such period as he thinks fit. Any person while he so holds office as an alternate or substitute Director shall be entitled to notice of meetings of the Directors and to attend and vote accordingly, and to exercise all the powers of his appointor. An alternate or substitute Director shall ipso facto vacate office if his appointor vacates office as a Director or removes the appointee from office. Any appointment or removal under this Article shall be effected by notice in writing under the hand of the Director making the same.

86.
The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and, unless so fixed, shall be two.

87.
The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company, but for no other purpose.

88.
The Directors may elect a Chairman of their meetings and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within ten minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be Chairman of the meeting.

89.
The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

90.
A committee may elect a Chairman of its meetings; if so such Chairman is elected, or if at any meeting the Chairman is not present within ten minutes after the time appointed for holding the meeting, the members present may choose one of their number to be Chairman of the meeting.

91.
A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the Chairman shall have a second or casting vote.

92.
All acts done by any meeting of the Directors or of a committee of the Directors or by any person acting as a Director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such Director or persons acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

93.
A resolution in writing signed by all the Directors of the Company shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted. Any such resolution may consist of several documents in like form, each signed by one or more Directors.

94.
Any Director or member of a committee of the Directors may participate in a meeting of the Directors or such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other and participation in the meeting in such manner shall be deemed to constitute presence in person at such meeting.

94A.
Notwithstanding the foregoing, where the Company has only one Director, that Director may pass a resolution by recording the resolution and signing on the record.

MANAGING DIRECTOR

95.
The Directors may from time to time appoint one or more of their body to the office of Managing Director for such period and on such terms as they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke any such appointment. His appointment shall be automatically determined if he ceases for any reason whatsoever to be a Director.

96.
A Managing Director shall, subject to the terms of any agreement entered in any particular case, receive such remuneration (whether by way of salary, commission, or participation in profits, or partly in one way and partly in another) as the Directors may determine.

97.
The Directors may entrust to and confer upon a Managing Director any of the powers exercisable by them upon such terms and conditions and with such restrictions of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of those powers.

SECRETARY

98.
The Secretary shall in accordance with the Act be appointed by the Directors for such terms, at such remuneration, and upon such conditions as they may think fit, and any Secretary so appointed may be removed by them.

SEAL

99.
The Directors shall provide for the safe custody of the Seal, which shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf, and every instrument to which the Seal is affixed shall be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose.

100.
The Company may exercise the powers conferred by the Act with regard to having an official seal for use outside Singapore and such powers shall be vested in the Directors.

ACCOUNTS

101.
The Directors shall cause proper accounting and other records to be kept and shall distribute copies of balance-sheets and other documents as required by the Act and shall from time to time determine whether and to what extent and at what time and places and under what conditions or regulations the accounting and other records of the Company or any of them shall be opened to the inspection of members not being Directors, and no member (not being a Director) shall have any right of inspecting any accounts or book or paper of the Company except as conferred by the Act or authorised by the Directors or by the Company in general meeting.

AUDITORS

102.
Auditors shall be appointed and their appointment and duties regulated in accordance with the provisions of the Act.

DIVIDENDS AND RESERVES

103.
The Company in a general meeting may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

104.
The Directors may from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company.

105.
No dividend shall be paid otherwise than out of the profits or shall bear interest against the Company.

106.
The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending any such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares in the Company) as the Directors may from time to time think fit. The Directors may also without placing the same to reserve carry forward any profits which they may think prudent not to divide.

107.
Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid but if any such share is issued on terms providing that it shall rank for dividend as from a particular date that share shall rank for dividend accordingly.

108.
The Directors may deduct from any dividend payable to any member all sums of money, if any, presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

109.
Any general meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid-up shares, debentures or debenture stock of any other Company or in any one or more such ways and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

110.
Any dividend, interest, or other money payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register of members or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two joint holders may give effectual receipts for any dividends, bonuses, or other money payable in respect of the shares held by them as joint holders.

BRANCH REGISTER

111.
The Company may exercise the powers conferred by the Act and may cause to be kept in any place outside Singapore a branch register of Members. The Board may, subject to the Act, make from time to time such provisions as it thinks fit respecting the keeping of any such branch register and the transfer of shares to, on or from any such branch register and may comply with the requirements of any local law.

CAPITALIZATION OF PROFITS

112.
The Company in a general meeting may upon the recommendation of the Directors resolve that it is desirable to capitalize any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and amongst such members in the proportion aforesaid, or partly in the one way and partly in the other, and the Directors shall give effect to such resolution. A share premium account and a capital redemption reserve, may, for the purposes of this Article, be applied only in the paying up of unissued shares to be issued to members of the Company as fully paid bonus shares.

113.
Whenever such a resolution as aforesaid shall have been passed the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things, required to give effect thereto, with full power to the Directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all the members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalizations, or (as the case may require) for the payment by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalized, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

NOTICES AND OTHER DOCUMENTS

114.
Subject to the Act and where the context of any provisions of these Articles otherwise requires, any notice, accounts, balance-sheet, report or other document that may be given by the Company to any member can be given personally or by sending it by post to his registered address (or if he has no registered address within Singapore, to the address, if any, within Singapore supplied by him to the Company for the giving of notices to him) or by any other means in the form of an electronic record. Where postal service is used, service shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and to have been effected in the case of a notice of a meeting on the day after the date of its posting, and in any other case at the time at which the letter would be delivered in the ordinary course of post. Where electronic means is used, service shall be deemed on transmission provided that the transmission records reveal that there has been no error or break in the transmission.

115.
A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holders first named in the register of members in respect of the share.

116.
A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name, or by the title or representatives of the deceased, or assignee of the bankrupt, or by any like description, at the address, if any, within Singapore supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

117.	(a)	Notice of every general meeting shall be given in any manner hereinbefore authorised to -
		(i)	every member;
		(ii)	every person entitled to share in consequence of the death or bankruptcy of a member who, but for his death or bankruptcy, would be entitled to receive notice of the meeting; and
		(iii)	the auditor for the time being of the Company.
	(b)	No other person shall be entitled to receive notices of general meetings.

WINDING UP

118.
If the Company is wound up the liquidator may, with the sanction of a special resolution of the Company, divide amongst the members in kind the whole or any part of the assets of the Company (whether they consist of property of the same kind or not) and may for that purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of any such assets in trustees upon such trusts for the benefits of the contributories as the liquidator with the like sanction, thinks fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

INDEMNITY

119.
Every Director, Managing Director, Agent, Secretary and other officer for the time being of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted or in connection with any application under the Act in which relief is granted to him by the Court in respect of any negligence default breach of duty or breach of trust.

Name(s), Address(es) and Description of Subscriber(s)
PETER MOE I0H Braddell Hill #22-30 Braddell View Singapore 579727 Lawyer

Dated this 23rd day of January 2006

Witness to the above signatures:

/s/ ANTHONY ANNE CATHARINE
ANTHONY ANNE CATHARINE Practising Chartered Secretary c/o 1 Temasek Avenue #27-01 Millenia Tower Singapore 039192

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THE COMPANIES ACT (CAP 50) REPUBLIC OF SINGAPORE
MEMORANDUM AND ARTICLES OF ASSOCIATION OF VERIGY PTE. LTD.